UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

QPAGOS

(Exact name of registrant as specified in its charter)

Nevada	33-1230229
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Paseo del la Reforma 404 Piso 15 PH Col. Juarez,

Del. Cuauhtemoc Mexico, D.F. C.P. 06600

(Address of principal executive offices)

1900 Glades Road, Suite 265

Boca Raton, Florida 33431

(Mailing Address)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-192877

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $.0001 Par Value Per Share

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

QPAGOS (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form S-1 (File No. 333-192877), as originally filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2013, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS

3.1	Articles of Incorporation (filed as Exhibit 3.1 to the Registration Statement filed on December 16, 2013 and incorporated herein by reference).

3.2	By-Laws (filed as Exhibit 3.2 to the Registration Statement on December 16, 2013 and incorporated herein by reference).

3.3	Certificate of Amendment to the Articles of Incorporation (filed as Exhibit 3.1 to the Form 8-K on June 2, 2016 and incorporated by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 9, 2016

QPAGOS

/s/ Gaston Pereira
Gaston Pereira, Chief Executive Officer and Director